Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-284429) and Form S‑8 (Nos. 333-217191, 333-239536, 333-265818 and 333-281187) of Clipper Realty Inc. of our report dated February 14, 2025, relating to the consolidated financial statements and financial statement schedule as of December 31, 2024, which appears in this Form 10-K.

/s/ PKF O’Connor Davies, LLP

New York, New York

February 14, 2025